EXHIBIT 16.1
Deloitte & Touche LLP
Suite 4200
701 Poydras Street
New Orleans, LA 70139-7704
USA
Tel: +1 504 581 2727
Fax: +1 504 561 7293
www.deloitte.com
September 29, 2008
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4.01 (a) of Crown Crafts, Inc.’s Form 8-K dated September 29, 2008, and we agree with the statements made therein.
Yours truly,
Member of
Deloitte Touche Tohmatsu